UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 10, 2006
Date of Report (Date of earliest event reported)

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13948	62-1612879
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

100 North Point Center East, Suite 600
Alpharetta, Georgia		30022
(Address of principal executive offices)		(Zip code)

1-800-514-0186
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act. (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 CFR 240.13c-4(c))

Item 5.02                        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Principal Officers

On July 10, 2006, Schweitzer-Mauduit International, Inc. (“the Company”) issued a press release announcing that effective August 1, 2006, Paul C. Roberts, age 57, current Chief Financial Officer and Treasurer (CFO), will be assuming the newly created position of Vice President — Strategic Planning and Implementation, reporting to Wayne H. Deitrich, Chairman and Chief Executive Officer. The press release is attached hereto as Exhibit 99.1. Mr. Roberts has served as CFO since August 1995. In this new role, Mr. Roberts will be responsible for corporate projects including potential investment opportunities and strategic initiatives, while continuing to serve as Vice-Chairman of the Board of China Tobacco Mauduit (Jiangmen) Paper Industry Company Ltd., the Company’s tobacco related papers joint venture in China.

Succeeding Mr. Roberts as CFO will be Peter J. Thompson, President — U.S. Operations since November 1998. Mr. Thompson, age 43, joined the Company in January 1997 as Marketing Manager — U.S. Previously, he was CFO and then Marketing Director for Tape, Inc. from May 1995 to January 1997. Also, he held several key financial positions with Kimberly-Clark where he was involved in financial and business analysis, acquisitions and divestitures. He currently does not perform his duties under an employment contract, and he is not a party to any related transactions. Mr. Thompson’s new compensation beginning August 1, 2006 will consist of a  base salary of  $300,000 per year plus a target annual incentive bonus of 45% of base salary and a long-term incentive bonus covering three years targeted at 90% of base salary, which is payable 50% in cash and 50% in the Company’s restricted stock.

Otto R. Herbst, President, Brazilian Operations, will become President, the Americas, with profit responsibility for the Brazilian and U.S. Business Units, reporting to Frédéric P. Villoutreix, Chief Operating Officer. Mr. Herbst served as President of the Brazilian operations since 1999. Prior to 1999, Mr. Herbst served as General Manager for New Business and Services from 1997 through 1999 for Interprint, a manufacturer of security documents, telephone cards, and business forms. From 1990 through 1997, Mr. Herbst served as Director for Agaprint, a manufacturer of packaged materials, business forms, commercial printing papers, personalized documents and envelopes. He currently does not perform his duties under an employment contract, and he is not a party to any related transactions. Mr. Herbst’s new compensation beginning August 1, 2006 will consist of a  base salary of  $325,425  per year plus a target annual incentive bonus of 40% of base salary and a long-term incentive bonus covering three years targeted at 65% of base salary, which is payable 50% in cash and 50% in the Company’s restricted stock.

Election of Directors

The Board of Directors of the Company elected Mr. Robert F. McCullough as a Director, effective October 1, 2006. Mr. McCullough is expected to join the Audit Committee. There are no related transactions between Mr. McCullough and the Company. From April 1996 to May 2004, Mr. McCullough was CFO and a member of the Board of Directors of AMVESCAP PLC, one of the world’s largest mutual fund companies. From 1987 to 1996, Mr. McCullough was Managing Director of the Atlanta Office of Arthur Andersen.

Item 9.01        Financial Statements and Exhibits.

(c)  Exhibits

99.1                             Press Release, dated July 10, 2006, of Schweitzer-Mauduit International, Inc., announcing senior management changes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schweitzer-Mauduit International, Inc.

By:	/s/ PAUL C. ROBERTS
Paul C. Roberts
Chief Financial Officer and Treasurer

Dated:  July 12, 2006

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
Current Report on Form 8-K
Dated July 11, 2006

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release, dated July 10, 2006, of Schweitzer-Mauduit International, Inc., announcing senior management changes.